UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 20, 2014

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, Joseph Le Chevallier informed YuMe, Inc., (the “Company”) of his intention to resign from his position as Principal Accounting Officer effective June 6, 2014. Tony Carvalho, our acting Chief Financial Officer will assume the role of Principal Accounting Officer.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 22, 2014 (the “Annual Meeting”) in Mountain View, California. At the Annual Meeting, the Company’s stockholders voted on 2 proposals which are described in the Company’s Proxy Statement dated April 2, 2014, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The results of the vote are indicated below.

1.

The nominees listed below were elected as Class I directors of the Board of Directors of the Company to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified as set forth below:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Jayant Kadambi	16,161,159	18,465	6,417,326
Ayyappan Sankaran	16,126,356	53,268	6,417,326
Daniel Springer	16,161,579	18,045	6,417,326

2.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,580,598	6,204	10,148	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Paul Porrini

Paul Porrini
Executive Vice President, General Counsel and Secretary

Dated: May 23, 2014

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